Exhibit 99.1
MSCI announces Baer Pettit to retire as President

Additional senior leadership changes will drive growth in new client segments and products

New York – November 17, 2025 – MSCI Inc. (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, announced that C.D. Baer Pettit, President and Chief Operating Officer (COO), and a member of the Board of Directors, has informed the company that he will retire next year after more than 25 years in senior leadership roles. Mr. Pettit will continue to serve as President and a Director until March 1, 2026, and will remain as an advisor to the company for a period of time to ensure a smooth transition.

Mr. Pettit joined MSCI in 2000 and has served in numerous senior leadership roles, including heading Client Coverage, Marketing and Index. He was appointed COO in 2015 and President in 2017, overseeing all products and operations, and he joined the Board of Directors in 2023.

“Baer has been my longtime business partner, and he has played a pivotal role in shaping MSCI’s strategy and success,” said MSCI Chairman and CEO Henry Fernandez. “I would like to thank Baer for his many contributions over the years. He leaves us well positioned for continued growth and innovation, and I will always be grateful for everything he has done to make this company what it is today.”

“It has been an honor and a privilege to have had a variety of leadership roles in such a dynamic and impactful organization, working alongside the most talented colleagues and sophisticated clients imaginable,” said Mr. Pettit. “I look forward to remaining a long-term shareholder and watching the company continue to grow and develop novel solutions to complex investment challenges.”

Following Mr. Pettit’s retirement, Mr. Fernandez will reassume the President title, in addition to his roles as Chairman and CEO.

Senior Leadership Changes

MSCI also announced senior leadership changes that will accelerate growth in new client segments, enhance product innovation, and expand operational scale and efficiency.

Chief Product Officer and Head of Client Segments

Alvise Munari has been appointed Head of Client Segments, in addition to his role as Chief Product Officer. Mr. Munari has been with the company for 10 years and previously served as Chief Client Officer. In his new role he will drive expansion of the firm’s products for new use cases and client segments.

Chief Operating Officer

Jorge Mina has been appointed Chief Operating Officer (COO), in addition to his role as Head of Analytics. As COO, he will lead the company’s integrated operations across all products and functional areas. Mr. Mina has been with the firm for over 25 years and has a deep understanding of MSCI’s operations, business processes, and technology stack.

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About MSCI

MSCI Inc. (NYSE: MSCI) strengthens global markets by connecting participants across the financial ecosystem with a common language. Our research-based data, analytics and indexes, supported by advanced technology, set standards for global investors and help our clients understand risks and opportunities so they can make better decisions and unlock innovation. We serve asset managers and owners, private-market sponsors and investors, hedge funds, wealth managers, banks, insurers and corporates. To learn more, please visit www.msci.com.

Media Inquiries

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Investor Inquiries

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve underlying assumptions, as well as known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on February 7, 2025 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks, uncertainties or other matters materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward- looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.